Exhibit 99.1

Contact: Erik Randerson, CFA Conversant, Inc. 818.575.4540
CONVERSANT REPORTS THIRD QUARTER 2014 RESULTS

Westlake Village, CA - November 7, 2014 - Conversant, Inc. (NASDAQ: CNVR) today reported financial results for the third quarter ended September 30, 2014.

"Our most significant milestone of the third quarter was entering into a definitive agreement to be acquired by Alliance Data Systems, which creates significant value for our shareholders while offering great potential for our clients and employees," said John Giuliani, president and CEO of Conversant. "Enthusiastic industry response to our announcement further validates the attractive growth opportunities to be enabled by the combination, particularly among Alliance Data's retail clients seeking a trusted, independent partner to power marketing solutions that leverage first-party transactional data to deliver personalized messaging across channels and devices."

"Undoubtedly the significant time and energy that went into the sale process, our ongoing integration initiatives, recent key hires in the areas of sales and product development, and launch of our new video product, impacted our short-term results," Giuliani added. "With our efforts to evolve our offerings into more value-added, differentiated solutions, along with our divestitures of non-core assets such as our owned and operated websites and promotional lead generation businesses,
I am very enthusiastic about our future enabling Alliance Data to deliver a suite of differentiated data-driven marketing solutions."

Q3 2014 Financial Summary

•
Revenue for the third quarter of 2014 was $138.3 million, comprised of Media segment revenue of $99.1 million and Affiliate Marketing segment revenue of $39.2 million. For the third quarter of 2013, revenue was $134.1 million, comprised of Media segment revenue of $95.3 million and Affiliate Marketing segment revenue of $38.9 million.

•	Adjusted EBITDA for the third quarter of 2014 was $42.1 million, compared to $50.2 million in the third quarter of 2013.

•
Non-GAAP net income per diluted common share and GAAP net income per diluted common share in the third quarter of 2014 were $0.25 and $0.15, respectively. Both measures were negatively impacted by the following two items totaling approximately $0.13 per diluted share: (1) acquisition-related costs equivalent to $0.07 per share related to Conversant's pending merger with Alliance Data Systems, and (2) a discrete tax reserve equivalent to $0.06 per share. For the third quarter of 2013, Non-GAAP net income per diluted common share and GAAP net income from continuing operations per diluted common share were $0.38 and $0.30, respectively.

Balance Sheet and Cash Flow

•	Cash and cash equivalents were $66.1 million and total debt was $55.0 million as of September 30, 2014.

•
Year-to-date for the nine months through September 30, 2014, Conversant has generated $100.2 million of free cash flow. (The Company defines free cash flow as net cash provided by operating activities less capital expenditures.)

Pending Acquisition of Conversant by Alliance Data Systems

•
On September 11, 2014, Conversant entered into a definitive agreement with Alliance Data Systems Corporation (NYSE: ADS) whereby Alliance Data will purchase Conversant for cash and stock consideration valued at approximately $2.3 billion, or $35 per Conversant share.

•	The companies anticipate closing the transaction by December 31, 2014, subject to customary closing conditions, including approval by Conversant stockholders.

•	In light of the pending acquisition by Alliance Data, Conversant will not host an investor conference call to discuss its third quarter results.

Management Commentary on Business Trends in Lieu of Quarterly Investor Conference Call

•	Total Revenue:
Total revenue for the nine months ended September 30, 2014 increased 6 percent year-over- year and Conversant expects full year revenue of approximately $605 million, representing revenue growth of 6 percent. Of note, reduced spending by a major Media segment client discussed on previous quarterly investor conference calls has impacted current year revenue growth by approximately three percentage points. This client-specific headwind will anniversary in March 2015. Conversant expects to accelerate its growth rate in 2015 from the mid-single digit growth experienced in 2014 and is targeting the contribution of $670 million in pre-synergy revenue to Alliance Data in 2015.

•	Media Segment Revenue:
Media segment revenue for the nine months ended September 30, 2014 increased 6 percent year-over-year. Adjusted for the aforementioned client-specific revenue headwind, Media segment revenue growth was 10 percent in the nine months ended September 30, 2014. As the Company anniversaries this headwind and begins to leverage the investments made in 2014, Media segment revenue growth is expected to return to the low double-digits in 2015.

•	Affiliate Marketing Segment Revenue:
Affiliate Marketing revenue for the nine months ended September 30, 2014 increased 7 percent year over year, which is consistent with Conversant's experience of a normalized growth rate for this business as well as its expectations for affiliate growth in 2015. Revenue growth in the first half of 2014 of 11 percent was above the long-term trend line of this business, driven largely by the onboarding of new clients as a result of a major competitor shuttering its affiliate marketing offering in mid 2013. Revenue growth in the back half of 2014 is expected to be in the low single digits. This is due to the timing difference between when the Company anniversaries the contribution of major new client wins and the impact of new clients launching in the fourth quarter of 2014 and first quarter of 2015.

•	Adjusted EBITDA:
Adjusted EBITDA in the nine months ended September 30, 2014 was $132.4 million and the Company expects full year 2014 Adjusted EBITDA to be approximately $205 million.
The Company's significant investments throughout 2014, the operating loss contribution from its acquisition of SET Media and the domestic and international rebranding initiative have resulted in a decrease in Adjusted EBITDA from the prior year. Year-to-date in 2014, Conversant has increased total headcount 11 percent in order to attract new leadership and talent, further enhance the quality of its digital offerings, and support the Company's ongoing integration activities and strategic transformation to "One Conversant." The rebranding costs and SET Media operating loss negatively impacted 2014 full year EBITDA by approximately $10 million. The Company expects growth in its employee base to moderate in 2015 and expects to turn SET Media profitable. With these dynamics, along with the expected revenue performance discussed above, Conversant expects to resume its historical pattern of year-over-year growth in Adjusted EBITDA in 2015 and is targeting the contribution of $230 million in pre-synergy Adjusted EBITDA to Alliance Data.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Conversant’s financial results, Conversant has disclosed in the tables below and elsewhere in this press release Adjusted EBITDA and Non-GAAP Net Income Per Diluted Common Share. Each of these Non-GAAP measures is defined within the following section of this press release and reconciled to their most comparable GAAP financial measure. Investors should not consider these Non-GAAP measures in isolation or as a substitute for GAAP financial measures. Conversant’s definition of Adjusted EBITDA and Non-GAAP Net Income Per Diluted Common Share may not necessarily be directly comparable to similarly titled Non-GAAP measures employed by other companies.

About Conversant

Conversant, Inc. (NASDAQ: CNVR) is the leader in personalized digital marketing. Conversant helps the world’s biggest companies grow by creating personalized experiences that deliver higher returns for brands and greater satisfaction for people. We offer a fully integrated personalization platform, personalized media programs and the world's largest affiliate marketing network - all fueled by a deep understanding of what motivates people to engage, connect and buy. For more information, please visit www.conversantmedia.com.

Important Information for Investors and Stockholders
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed merger between Conversant, Inc. and a subsidiary of Alliance Data Systems Corporation. In connection with the proposed merger, Alliance Data has filed with the United States Securities and Exchange Commission (SEC) a registration statement on Form S-4 containing a proxy statement/prospectus. The registration statement has been declared effective by the SEC and the definitive proxy statement/prospectus is being delivered to stockholders of Conversant. SECURITY HOLDERS OF CONVERSANT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders are able to obtain copies of the registration statement and proxy statement/prospectus and other documents filed by Alliance Data and Conversant, without charge, through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Alliance Data have been made available free of charge on Alliance Data’s website at www.alliancedata.com. Copies of documents filed with the SEC by Conversant have been made available free of charge on Conversant’s website at www.conversantmedia.com.

Safe Harbor Statement/Forward Looking Statements
Certain information set forth in this communication, including financial estimates, projections about the industries and markets in which Alliance Data and Conversant operate, and statements as to the expected timing, completion and effects of the proposed merger between Alliance Data and Conversant, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “predict,” “project,” “would” and similar expressions as they relate to each company or their respective management teams. These estimates and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expected in or suggested by such statements. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations (financial or otherwise) and intentions, the estimated timetable for completing the transaction and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Alliance Data and/or Conversant and are subject to significant risks and uncertainties outside of our control.

Risks and uncertainties related to the proposed merger include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that Conversant stockholders may not adopt the merger agreement; uncertainties as to the timing of the merger; competitive responses to the proposed merger; response by activist shareholders to the merger; risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the outcome of pending litigation; risks related to the disruption of management time from ongoing business operations due to the proposed merger; failure to realize the benefits expected from the proposed merger; changes in general economic and/or industry-specific conditions; and the effect of the announcement of the proposed merger on the ability of Alliance Data and Conversant to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally. For further information regarding factors affecting future results of Alliance Data and Conversant, please refer to their respective Annual Reports filed on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2014, and other documents filed by Alliance Data and Conversant with the SEC, which are available at the SEC’s website http://www.sec.gov. Neither Alliance Data nor Conversant is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Participants in the Solicitation
Alliance Data Systems Corporation and Conversant, Inc. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Conversant common stock in respect of the proposed transaction. Information about Alliance Data’s directors and executive officers is set forth in the proxy statement for Alliance Data’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2014. Information about Conversant’s directors and executive officers is set forth in the proxy statement for Conversant’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2014. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, through securities holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed merger. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Alliance Data or Conversant using the sources indicated above.

Investor Contact:
Erik Randerson, CFA
818-575-4540
eranderson@conversantmedia.com

CONVERSANT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Revenue	$138,313	$134,101	$421,606	$396,678
Cost of revenue	47,893	42,928	142,448	127,141
Gross profit	90,420	91,173	279,158	269,537
Operating expenses:
Sales and marketing (Note 1)	24,964	21,700	77,421	64,143
General and administrative (Note 1)	23,636	15,097	57,124	45,585
Technology (Note 1)	17,582	14,124	50,719	41,706
Amortization of intangible assets acquired in business combinations	3,606	3,550	11,750	10,650
Total operating expenses	69,788	54,471	197,014	162,084
Income from operations	20,632	36,702	82,144	107,453
Interest and other income (expense), net	1,135	(152)	1,399	(24,022)
Income before income taxes	21,767	36,550	83,543	83,431
Income tax expense	11,887	14,456	36,584	31,921
Net income from continuing operations	9,880	22,094	46,959	51,510
Net (loss) income from discontinued operations	—	(4,103)	155	2,353
Gain on sale, net of tax	—	—	34,895	2,286
Net income	$9,880	$17,991	$82,009	$56,149

Net income from continuing operations per common share - basic	$0.15	$0.31	$0.71	$0.69
Net income from continuing operations per common share - diluted	$0.15	$0.30	$0.70	$0.68
Net income per common share - basic	$0.15	$0.25	$1.25	$0.76
Net income per common share - diluted	$0.15	$0.25	$1.22	$0.74
Weighted-average shares used to compute net income per common share - basic	64,198	71,649	65,691	74,261
Weighted-average shares used to compute net income per common share - diluted	65,585	73,322	67,160	76,085

Note 1 - Includes stock-based compensation as follows:
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Sales and marketing	$1,430	$1,254	$3,962	$3,801
General and administrative	2,646	2,335	7,036	6,893
Technology	1,423	1,126	4,078	3,371
Total stock-based compensation	$5,499	$4,715	$15,076	$14,065

CONVERSANT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$66,051	$81,319
Accounts receivable, net	132,838	148,738
Other current assets	41,307	18,510
Assets held for sale	—	32,802
Total current assets	240,196	281,369

Assets held for sale, less current portion	—	55,642
Property and equipment, net	27,421	28,006
Goodwill	402,254	388,922
Intangible assets, net	39,586	48,501
Other assets	2,358	15,335
TOTAL ASSETS	$711,815	$817,775

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	114,706	130,529
Borrowings under credit facility, less current portion	55,000	140,000
Other non-current liabilities	37,532	33,645
Liabilities related to assets held for sale	—	8,704
Total liabilities	207,238	312,878
Total stockholders' equity	504,577	504,897
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$711,815	$817,775

CONVERSANT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income	$82,009	$56,149
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on note receivable	—	22,556
Depreciation and amortization	28,564	29,086
Non-cash, stock-based compensation	15,076	14,950
Provision for doubtful accounts and sales credits	2,093	2,718
Gain on sale of business	(34,895)	(2,286)
Amortization of discount on note receivable	—	(570)
Deferred income taxes	(5,226)	10,398
Tax benefit from stock-based awards	3,424	4,056
Excess tax benefit from stock-based awards	(4,133)	(4,216)
Changes in operating assets and liabilities, excluding business acquisitions	23,222	(18,382)
Net cash provided by operating activities	110,134	114,459

Cash flows from investing activities:
Purchases of property and equipment	(9,953)	(12,203)
Principal payments received on note receivable	—	7,460
Proceeds from the sale of business, net of cash divested	72,813	—
Payments for acquisitions, net of cash acquired	(24,286)	—
Net cash provided by (used in) investing activities	38,574	(4,743)

Cash flows from financing activities:
Proceeds from borrowings under credit agreement	205,000	155,799
Repayments under credit agreement	(290,000)	(105,000)
Repurchases and retirement of common stock	(100,003)	(223,824)
Proceeds from shares issued under employee stock programs	6,577	8,479
Excess tax benefit from stock-based awards	4,133	4,216
Net cash used in financing activities	(174,293)	(160,330)

Effect of exchange rate changes on cash and cash equivalents	(4,616)	1,031
Effect on cash and cash equivalents from discontinued operations	14,933	3,702
Net decrease in cash and cash equivalents	(15,268)	(45,881)

Cash and cash equivalents, beginning of period	81,319	100,403
Cash and cash equivalents, end of period	66,051	54,522

CONVERSANT, INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED EBITDA (Note 1)
(In thousands)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Net income from continuing operations	$9,880	$22,094	$46,959	$51,510
Interest and other (income) expense, net	(1,135)	152	(1,399)	24,022
Income tax expense	11,887	14,456	36,584	31,921
Amortization of acquired intangible assets included in cost of revenue	2,478	1,986	7,265	5,957
Amortization of acquired intangible assets included in operating expenses	3,606	3,550	11,750	10,650
Depreciation and leasehold amortization	3,268	3,232	9,540	9,240
Stock-based compensation	5,499	4,715	15,076	14,065
Acquisition-related costs	6,613	—	6,613	—
Adjusted EBITDA	$42,096	$50,185	$132,388	$147,365

Note 1 - “Adjusted EBITDA” (GAAP net income from continuing operations before interest, income taxes, depreciation, amortization, stock-based compensation, and acquisition-related costs) included in this press release is a non-GAAP financial measure.

Adjusted EBITDA, as defined above, may not be similar to adjusted EBITDA measures used by other companies and is not a measurement under GAAP. Management believes that adjusted EBITDA provides useful information to investors about the Company's performance because it eliminates the effects of period-to-period changes in income from interest on the Company's cash and cash equivalents, note receivable and borrowings, and the costs associated with income tax expense, capital investments, and stock-based compensation which are not directly attributable to the underlying performance of the Company's business operations. Management uses adjusted EBITDA in evaluating the overall performance of the Company's business operations.

Though management finds adjusted EBITDA useful for evaluating aspects of the Company's business, its reliance on this measure is limited because excluded items often have a material effect on the Company's earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that adjusted EBITDA provides investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of overall performance, and a baseline for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company's financial results.

CONVERSANT, INC.
RECONCILIATION OF GAAP NET INCOME FROM CONTINUING OPERATIONS TO
NON-GAAP DILUTED NET INCOME PER COMMON SHARE (Note 1)
(In thousands)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Net income from continuing operations	$9,880	$22,094	$46,959	$51,510
Stock-based compensation	5,499	4,715	15,076	14,065
Amortization of acquired intangible assets included in cost of revenue	2,478	1,986	7,265	5,957
Amortization of acquired intangible assets included in operating expenses	3,606	3,550	11,750	10,650
Tax impact of above items	(4,789)	(4,155)	(13,708)	(12,591)
Non-GAAP net income	$16,674	$28,190	$67,342	$69,591
Non-GAAP net income per diluted common share	$0.25	$0.38	$1.00	$0.91
Weighted-average shares used to compute non-GAAP net income per diluted common share	65,585	73,322	67,160	76,085

Note 1 - “Non-GAAP net income per diluted common share” (GAAP net income from continuing operations per diluted common share before the impact of stock-based compensation and amortization of intangible assets) included in this press release is a non-GAAP financial measure.

Non-GAAP net income per diluted common share, as defined above, may not be similar to non-GAAP net income per diluted common share measures used by other companies and is not a measurement under GAAP. Management believes that non-GAAP net income per diluted common share provides useful information to investors about the Company's performance because it eliminates the effects of items which are not directly attributable to the underlying performance of the Company's business operations. Management uses non-GAAP net income per diluted common share in evaluating the overall performance of the Company's business operations.

Though management finds non-GAAP net income per diluted common share useful for evaluating aspects of the Company's business, its reliance on this measure is limited because excluded items often have a material effect on the Company's earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses non-GAAP net income per diluted common share in conjunction with GAAP earnings and earnings per common share measures. The Company believes that non-GAAP net income per diluted common share provides investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of overall performance, and a baseline for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company's financial results.

CONVERSANT, INC.
SEGMENT OPERATING RESULTS
(In thousands)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Affiliate Marketing:
Revenue	$39,190	$38,872	$122,286	$113,805
Cost of revenue	4,691	4,491	13,827	13,579
Gross profit	34,499	34,381	108,459	100,226
Operating expenses	11,490	10,775	34,583	31,111
Segment income from operations	$23,009	$23,606	$73,876	$69,115

Media:
Revenue	$99,123	$95,254	$299,333	$283,000
Cost of revenue	40,724	36,458	121,350	107,674
Gross profit	58,399	58,796	177,983	175,326
Operating expenses	32,786	28,554	101,162	85,789
Segment income from operations	$25,613	$30,242	$76,821	$89,537

Reconciliation of segment income from operations to consolidated income from operations:
Total segment income from operations	$48,622	$53,848	$150,697	$158,652
Corporate expenses	(16,407)	(6,895)	(34,462)	(20,527)
Stock-based compensation	(5,499)	(4,715)	(15,076)	(14,065)
Amortization of acquired intangible assets included in cost of revenue	(2,478)	(1,986)	(7,265)	(5,957)
Amortization of acquired intangible assets included in operating expenses	(3,606)	(3,550)	(11,750)	(10,650)
Consolidated income from operations	$20,632	$36,702	$82,144	$107,453

Reconciliation of segment revenue to consolidated revenue:
Affiliate Marketing	$39,190	$38,872	$122,286	$113,805
Media	99,123	95,254	299,333	283,000
Inter-segment eliminations	—	(25)	(13)	(127)
Consolidated revenue	$138,313	$134,101	$421,606	$396,678